Certain identified information has been excluded from this exhibit because it is both not material and the type that the Registrant treats as private or confidential.

AMENDMENT TO THE
MANAGER DIRECTED PORTFOLIOS
FUND ADMINISTRATION SERVICING AGREEMENT

    THIS AMENDMENT effective as of the 1st day of August 2020 to the Fund Administration Servicing Agreement dated as of July 1, 2016, (the “Agreement”), is entered into by and between MANAGER DIRECTED PORTFOLIOS, a Delaware statutory trust (the “Trust”), and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedule Exhibit F; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement and add the following series of Manager Directed Portfolios:

Exhibit F is hereby replaced in its entirety and superseded by Exhibit F attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

MANAGER DIRECTED PORTFOLIOS     U.S. BANCORP FUND SERVICES, LLC

By: _/s/ Douglas J. Neilson______________        By: _/s/ Jeanine M. Bajczyk_____

Name: Douglas J. Neilson                Name: Jeanine M. Bajczyk
Title: President                      Title: Sr. Vice President

Exhibit F - Manager Directed Portfolios- Fund Administration Servicing Agreement

Name of Series
Spyglass Growth Fund

Fund Start-up & Registration Services Project Fee Schedule at August 2020
Legal Administration Service Proposal – In support of external legal counsel

$[ ] per project – [ ] fund
$[ ]per project – [ ] funds
$[ ]per project – [ ] funds
$[ ]per project – [ ] funds
(Includes MST external counsel fee, subject to services provided; if applicable)

    Additional fee of $[ ]per sub-advisor
    Additional fee of $[ ]per drafting multi-manager exemptive application (does not include outside legal costs)
    MST may require up to $[ ]in escrow
Additional Legal Administration Services
    Subsequent new fund launch – $[ ]per project
    Subsequent new share class launch – $[ ]per project
    Multi-managed funds – as negotiated based upon specific requirements
    Proxy – as negotiated based upon specific requirements

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Postage, Federal and state filing fees, expenses from Board of Trustee meetings, third party auditing and legal expenses, EDGAR/XBRL filing

The Fund start-up and registration services project fee is paid for by the advisor and not the Fund(s).This fee is not able to be recouped by the advisor under an expense waiver limitation or similar agreement. Fund startup and registration service fees are billed 50% following the selection of U.S. Bancorp Fund Services and 50% 75 days after the preliminary registration statement is filed with the SEC filings.

Extraordinary services – negotiated based upon specific requirements
    Multi-managed funds, proxy, expedited filings, asset conversion, fulcrum fee, exemptive applications

Exhibit F (continued)
Fund Administration, Fund Accounting & Portfolio Compliance Services Fee Schedule at August 2020
Annual Fee Based Upon Average Net Assets per Fund*
$[ ]on first billion
[ ] basis point on the balance
Minimum Annual Fee:.$ [ ]per Fund

    Additional fee of $[ ]for each additional class, Controlled Foreign Corporation (CFC), and/or sub-advisor

Services Included in Annual Fee Per Fund
    Advisor Information Source – On-line access to portfolio management and compliance information.
    Daily Performance Reporting – Daily pre and post-tax fund and/or sub-advisor performance reporting.
    USBFS Legal Administration (e.g., registration statement update)

All schedules subject to change depending upon use of unique security types requiring special pricing or accounting arrangements.

Data Services
Pricing Services
    $[ ]– Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
    $[ ]– Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
    $[ ]– CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
    $[ ]– Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
    $[ ]– Bank Loans
    $[ ]– Swaptions
    $[ ]– Intraday money market funds pricing, up to [ ] times per day
    $[ ]– Credit Default Swaps
    $[ ]per Month Manual Security Pricing (>[ ]per day)

NOTE: Prices above are based on using U.S. Bancorp primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.
Corporate Action and Factor Services (security paydown)
    $[ ]per Foreign Equity Security per Month
    [ ]per Domestic Equity Security per Month
    $[ ]per CMOs, Asset Backed, Mortgage Backed Security per Month
Third Party Administrative Data Charges (descriptive data for each security)
    $[ ] per security per month for fund administrative data

SEC Modernization Requirements
    Form N-PORT- $[ ]per year, per Fund
    Form N-CEN - $[ ]per year, per Fund

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:
Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, , third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services
Additional services not included above shall be mutually agreed upon and documented on the Additional Services fee schedule: additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

* Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly.
Exhibit F (continued)
Fund Administration & Compliance Portfolio Additional Services Fee Schedule at August 2020
Transfer In-Kind
    Tax Free Transfer In-Kind Cost Basis Tracking* – $[ ]per sub-account per year

Daily Compliance Services
    Base fee – $[ ]per fund per year
    Setup – $[ ]per fund group
Section 18 Compliance Testing
    $[ ]set up fee per fund complex
    $[ ]per fund per month
Section 15(c) Reporting
    $[ ]per fund per standard reporting package*
    Additional 15c reporting is subject to additional charges
*Standard reporting packages for annual 15(c) meeting
-    Expense reporting package: [ ] peer comparison reports (adviser fee) and (net expense ratio w classes on one report) OR Full 15(c) report
-    Performance reporting package: Peer Comparison Report
    Standard data source – Morningstar; additional charges will apply for other data services
Equity & Fixed Income Attribution Reporting
    Fees are dependent upon portfolio makeup, services required, and benchmark requirements.

Advisor’s Signature below acknowledges approval of the Fund Administration fee schedules on this Exhibit F.

Spyglass Capital Management, LLC
By: _/s/ William X. Minor_____________________________

Printed Name and Title: William X. Minor, CFO/CCO Date: August 27, 2020